EXHIBIT 24

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-03611, 333-18057, 333-75924, 333-75922, 333-75920, and 333-118767) of Bausch & Lomb Incorporated of our report dated June 29, 2006 relating to the financial statement of the Bausch & Lomb 401 (K) Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Rochester, New York
June 28, 2007